UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 7, 2007

                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


   DELAWARE                       1-2207                     38-0471180
   -----------------              --------------             --------------
   (State or Other                (Commission                (I.R.S. Employer
   Jurisdiction of                File Number)               Identification No.)
   Incorporation)

   280 Park Avenue
   New York, NY                                              10017
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   (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212) 451-3000

                                       N/A
 ------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

     The information in Item 7.01 of this Current Report is being furnished, not filed, pursuant to Regulation FD. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in Item 7.01 of this Current Report is not intended to, and does not, constitute a determination or admission that the information in Item 7.01 of this Current Report is material, or that investors should consider this information before making an investment decision with respect to any security of the Company.

     As previously reported, a definitive agreement was signed on April 19, 2007 pursuant to which Deerfield & Company, LLC, ("Deerfield") a subsidiary of Triarc Companies, Inc. (the "Company") in which we own a controlling interest, is to be acquired by Deerfield Triarc Capital Corp. ("DFR"), a diversified financial company that is managed by a subsidiary of Deerfield. In connection therewith, on August 7, 2007, we disclosed the following information to DFR:

o Deerfield's asset management and related fees increased $1.0 million to $16.8 million in the second quarter of 2007 from $15.8 million in the second quarter of 2006, which is net of a $0.8 million decrease in incentive fees from DFR in the second quarter of 2007 as compared to the second quarter of 2006.

o Our cost of services, which relate exclusively to Deerfield, excluding depreciation and amortization, increased $0.4 million to $6.3 million in the second quarter of 2007 from $5.9 million in the second quarter of 2006.

o As of August 1, 2007, Deerfield had approximately $14.8 billion of assets under management ("AUM"), consisting of approximately $12.9 billion in 30 collateralized debt obligation vehicles ("CDOs") and a structured loan fund (including $895.6 million in CDOs in which DFR owns 100% of the equity interests), approximately $837.6 million in four hedge funds, approximately $762.0 million of DFR assets and approximately $345.0 million in several managed accounts.

o Although market conditions for asset securitizations are currently difficult, Deerfield and DFR launched DFR Middle Market CLO Ltd., a $300 million middle market collateralized loan obligation ("CLO") transaction on July 17, 2007. Additionally, Deerfield launched Bryn Mawr CLO II, Ltd., a $465 million (fully ramped) bank loan CLO on July 31, 2007 and on August 2, 2007 Deerfield also launched its second Euro CLO, Gillespie CLO PLC, a 300 EUR (approximately $410 million) CLO. The assets in Gillespie CLO PLC are not included in the August 1, 2007 AUM reported above.

o In accordance with our revenue recognition accounting policy, incentive fees relating to investment funds that are based upon performance are recognized when the amounts become fixed and determinable upon the close of a performance period, which is generally at the end of the fourth quarter. During the fourth quarter of 2006, we recognized approximately $17.0 million of incentive fees from such investment funds other than DFR. Based on the performance of these funds in 2007, we expect to recognize a significantly lower amount of incentive fees during the fourth quarter of 2007. In that regard, as of the end of the second quarter of 2006, we had contingently earned but not recognized approximately $5.2 million in incentive fees, whereas we had not contingently earned any such incentive fees as of the end of the second quarter of 2007.

o The credit markets have recently experienced increased volatility and widening of credit spreads triggered by the higher default rates in the subprime mortgage market, which could, for at least the near term, negatively impact future management and related fees from CDOs and incentive fees from DFR, the extent of which we are unable to predict.

o The reduced liquidity currently experienced by the credit markets could materially limit Deerfield's ability to increase its assets under management if such conditions were to continue for a prolonged period of time.

     Certain statements in this Current Report on Form 8-K that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company"), including Deerfield, and statements preceded by, followed by, or that include the words "may,"
"believes," "plans," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements contained in this press release are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by the forward- looking statements contained herein. Such factors, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, the following:

o competition, including pricing pressures and the potential impact of competitors' new units on sales by Arby's(R) restaurants;

o consumers' perceptions of the relative quality, variety, affordability and value of the food products we offer;

o    success of operating initiatives;

o    development costs, including real estate and construction costs;

o    advertising and promotional efforts by us and our competitors;

o    consumer awareness of the Arby's brand;

o    the existence or absence of positive or adverse publicity;

o new product and concept development by us and our competitors, and market acceptance of such new product offerings and concepts;

o changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza or "bird flu";

o changes in spending patterns and demographic trends, such as the extent to which consumers eat meals away from home;

o    adverse  economic   conditions,   including  high  unemployment  rates,  in
     geographic regions that contain a high concentration of Arby's restaurants;

o    the business and financial viability of key franchisees;

o    the timely payment of franchisee obligations due to us;

o availability, location and terms of sites for restaurant development by us and our franchisees;

o the ability of our franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

o    delays in opening new restaurants or completing remodels;

o    the timing and impact of acquisitions and dispositions of restaurants;

o    our ability to successfully integrate acquired restaurant operations;

o    anticipated or unanticipated restaurant closures by us and our franchisees;

o our ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants successfully;

o changes in business strategy or development plans, and the willingness of our franchisees to participate in our strategies and operating initiatives;

o business abilities and judgment of our and our franchisees' management and other personnel;

o    availability   of  qualified   restaurant   personnel  to  us  and  to  our
     franchisees, and our and our franchisees' ability to retain such personnel;

o our ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

o    changes  in  commodity   (including  beef  and  chicken),   labor,  supply,
     distribution and other operating costs;

o    availability and cost of insurance;

o    adverse weather conditions;

o significant reductions in our client assets under management (which would reduce our advisory fee revenue), due to such factors as weak performance of our investment products (either on an absolute basis or relative to our competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that we trade, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products we offer, and loss of investor confidence due to adverse publicity, and non-renewal or early termination of investment management agreements;

o increased competition from other asset managers offering products similar to those we offer;

o pricing pressure on the advisory fees that we can charge for our investment advisory services;

o difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

o our removal as investment manager of the real estate investment trust or one or more of the collateral debt obligation vehicles (CDOs) or other accounts we manage, or the reduction in our CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

o availability, terms (including changes in interest rates) and deployment of capital;

o    changes in legal or  self-regulatory  requirements,  including  franchising
     laws,    investment   management    regulations,    accounting   standards,
     environmental laws, overtime rules, minimum wage rates and taxation rates;

o the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

o    the  impact  of  general  economic   conditions  on  consumer  spending  or
     securities investing, including a slower consumer economy and the effects of war or terrorist activities and;

o other risks and uncertainties affecting us and our subsidiaries referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the "Form 10-K") (see especially "Item 1A. Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in our other current and periodic filings with the Securities and Exchange Commission.

     All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this Current Report on Form 8-K as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TRIARC COMPANIES, INC.


                                   By: /s/STUART ROSEN
                                       ---------------------------
                                       Stuart I. Rosen
                                       Senior Vice President and
                                       Secretary

Dated:   August 7, 2007